UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 11, 2017

Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-37483	47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 687-5817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

On September 11, 2017, Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”) announced the pricing of $1.1 billion in aggregate principal amount of 2.100% notes due 2019 (the “Notes”). The Notes will be Hewlett Packard Enterprise’s senior unsecured obligations and will rank equally in right of payment with all of Hewlett Packard Enterprise’s existing and future senior unsecured indebtedness.

In connection with the issuance of the Notes, Hewlett Packard Enterprise entered into a Purchase Agreement dated September 11, 2017, among Hewlett Packard Enterprise, as issuer, and the representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”), pursuant to which Hewlett Packard Enterprise agreed to issue and sell the Notes to the Initial Purchasers.

In connection with the issuance of the Notes, Hewlett Packard Enterprise will enter into a supplemental indenture to the indenture, dated as of October 9, 2015, between Hewlett Packard Enterprise and The Bank of New York Mellon Trust Company, N.A., as trustee (together, the “Indenture”). The Notes will be subject to certain customary covenants, including limitations on Hewlett Packard Enterprise’s ability, with significant exceptions, (i) to incur debt secured by liens; (ii) to engage in certain sale and leaseback transactions; and (iii) to consolidate, merge, convey or transfer its assets substantially as an entirety. In addition, pursuant to a customary change of control covenant, upon a change of control repurchase event, Hewlett Packard Enterprise will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

The issuance of the Notes is expected to close on September 20, 2017, subject to customary closing conditions.

A copy of the press release announcing the pricing of the Notes is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Forward-looking statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the Notes offering, statements of the plans, strategies and objectives of Hewlett Packard Enterprise for future operations and any statements of assumptions underlying any of the foregoing. Other important factors that could cause the statements made in this document or the actual results of operations or financial condition of Hewlett Packard Enterprise to differ include, without limitation, that the Notes offering is subject to market conditions and a number of other conditions and approvals and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the Notes offering will be completed as described herein or at all. Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; integration and other risks associated with business combination and investment transactions; and other risks that are described in Hewlett Packard Enterprise’s filings with the Securities and Exchange Commission, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and Hewlett Packard Enterprise’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, April 30 and July 31, 2017. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Hewlett Packard Enterprise Company’s press release, dated September 11, 2017, entitled “Hewlett Packard Enterprise Company Announces Pricing of Senior Notes”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 11, 2017	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Hewlett Packard Enterprise Company’s press release, dated September 11, 2017, entitled “Hewlett Packard Enterprise Company Announces Pricing of Senior Notes”.